Exhibit 99.906Cert

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended June 30, 2009 of the WesMark Funds (the “Registrant”).

We, the undersigned officers of the Registrant, hereby certify, to the best of our knowledge that the Registrant’s:

(i)                                     Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)                                  information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated:	September 3, 2009

/s/ Jerome B. Schmitt
Jerome B. Schmitt
President and Chief Executive Officer
(Principal Executive Officer)

Dated:	September 3, 2009

/s/ David B. Ellwood
David B. Ellwood
Vice President, Treasurer and
Chief Financial Officer
(Principal Financial Officer)